CONTACTS
From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
DeFazio Communications, LLC	American Realty Capital Properties, Inc.
tony@defaziocommunications.com	bblock@arlcap.com
Ph: 484-532-7783	Ph: 212-415-6500

FOR IMMEDIATE RELEASE

American Realty Capital Properties, Inc.
Announces First Quarter 2012 Results of Operations and Revises AFFO Guidance

Upward 11.05% to $1.04 to $1.07 per Share

NEW YORK, NY, May 8, 2012 — American Realty Capital Properties, Inc. (“ARCP” or the “Company”) (NASDAQ: ARCP) today announced results of operations for the quarter ended March 31, 2012, which included total funds from operations (“FFO”) of $1,149,000, or $0.16 per share, and adjusted FFO (“AFFO”) of $1,583,000, or $0.22 per share.  Net loss from continuing operations attributable to common stockholders was $(308,000), or $(0.04) per share, inclusive of non-cash depreciation and amortization expense, as well as one-time costs incurred for acquisition and transaction related activities.  A description and reconciliation of FFO per share and AFFO per share to net loss per share is included in the financial tables accompanying this press release. On January 12, 2012, the Company’s Board of Directors authorized, and the Company declared, an annual dividend rate of $0.880 per share, payable monthly. Accordingly, on March 15, 2012, the Company paid a dividend of $0.0733 per share to stockholders of record at the close of business on March 8, 2012. In addition, on March 16, 2012, the Company’s Board of Directors authorized, and the Company declared, an annual dividend rate of $0.885 per share, payable monthly, to accrue commencing May 9, 2012. Accordingly, on June 15, 2012, the Company will pay a dividend of $0.07375 per share to stockholders of record at the close of business on June 8, 2012.

Recent Highlights & Subsequent Events:

•	Generated total revenues for the quarter ended March 31, 2012, of $2.9 million, compared to $2.6 million in the previous quarter.

•	Increased the annual dividend rate by 0.6% to $0.880 per share, which commenced in March 2012. Announced a further increase in the annual dividend rate by an additional 0.6% to $0.885 per share commencing in June 2012.

•	Acquired two single-tenant, freestanding net leased properties during the second quarter of 2012 for an aggregate purchase price of $8.6 million, excluding closing costs.

•	Announced the pending acquisition of a 553,000 square foot John Deere distribution facility located in Davenport, Iowa for a base purchase price of $26.1 million, which will represent approximately 17% of the Company’s contractual rental income post-closing. The capitalization rate (annualized rental income on a straight-line basis divided by base purchase price) is 8.8%.

•	Announced the pending acquisition of six built-to-suit FedEx Freight distribution centers located in five states for an aggregate base purchase price of $12.2 million containing an aggregate of 93,000 square feet. The capitalization rate (annualized rental income on a straight-line basis divided by base purchase price) was 9.0% on a weighted average basis.

•	Anticipate raising gross proceeds of $6.0 million from the issuance of convertible preferred stock in May 2012 to an unaffiliated third-party investor. Such preferred shares will receive an annualized dividend yield of 7.0%, payable.

•	Anticipate issuing 580,000 operating partnership units in May 2012 as partial consideration for the acquisition of the fee simple interest in the six FedEx distribution facilities highlighted above.

“We continue to execute on our strategy of assembling a well-diversified portfolio of investment properties containing vintage net leases at attractive prices,” said Nicholas S. Schorsch, Chairman and Chief Executive Officer of ARCP. “We are focused on increasing core earnings within our expanding portfolio, currently occupied or guaranteed entirely by investment grade credit rated tenants. I’m very pleased with the potential to use proceeds from convertible preferred stock and operating partnership units as currency to acquire assets that are under contract. We believe the corresponding results to ARCP’s earnings are accretive to our existing common stockholders.”

Portfolio Update:

Including acquisitions under contract that are expected to close in May 2012, the Company will own 97 free-standing, single tenant commercial properties acquired for a purchase price of $184.0 million, containing 1.7 million square feet at a weighted average capitalization rate (annualized rental income on a straight-line basis divided by base purchase price) of 8.1% (excluding two properties classified as held-for-sale). The properties are net leased to nine tenants, all investment grade rated by a major credit rating agency, operating in eight industry sectors located in 16 states. Although the Company believes that the closing of such acquisitions is probable, there can be no assurance that the transactions will be consummated. The following table summarizes the portfolio highlights compared to the original portfolio as of the initial public offering (dollar amounts in thousands):

	September 6, 2011	May 8, 2012 (1)
	(Formation)
No. of properties	63	97
Base purchase price (2)	$122,000	$184,000
Square feet	769,000	1,669,000
Annualized rental income/ NOI (3)	$9,023	$14,850
No. of states	10	16
No. of tenants	3	9
Occupancy percentage	100.0%	100.0%

_____________

(1)	Includes acquisitions currently under contract expected to close in May 2012.
(2)	Original purchase price of properties contributed and contract purchase price for acquisitions subsequent to the formation transactions, excluding acquisition and transaction related costs.

(3) Annualized rental income/ net operating income for net leases is rental income on a straight-line basis. For modified gross lease properties, as applicable, amount is rental income on a straight-line basis plus operating expense reimbursement revenue less property operating expenses.

2012 Estimates:

The Company closed its initial public offering of common stock in September 2011. Following the formation transactions, additional properties were acquired and financed as previously contemplated. In March 2012, the Company estimated that 2012 AFFO should range from $0.94 to $0.96 per share. Based on the parameters described below, the Company is revising its 2012 estimated AFFO per share range to $1.04 to $1.07. The following Annualized Pro Forma Operating Detail updates our 2012 estimates and is being provided in order to clarify the anticipated operating performance of the current portfolio on a stabilized pro forma basis, including acquisitions under contract, as previously discussed. Additionally, the revised estimates include the impact of issuing convertible preferred stock and operating partnership units in May 2012. The AFFO estimates for 2012 are based on adding back items to FFO (calculated in accordance with NAREIT’s definition) and adding back certain non-cash expenses that reduce net income. Please refer to the Q1 2012 Actual, Annualized Pro Forma Adjustments, and Annualized 2012 Estimated Operating Statements accompanying this press release.

Investor Conference Call:

The Company will hold a conference call on Wednesday, May 9, 2012 at 10:00a.m. ET to discuss operating results for the first quarter. Nicholas S. Schorsch, Chairman and Chief Executive Officer, and Brian S. Block, Executive Vice President and Chief Financial Officer, will host the call. Details of the call are as follows:

Live Conference Call and Webcast Details*
Domestic Dial-In Number: 1-877-317-6789
International Dial-In Number: 1-412-317-6789
Canada Dial-In Number: 1-866-605-3852
Webcast: http://www.americanrealtycapitalproperties.com/Q12012earningscall
*Participants should dial in 10-15 minutes early.

A replay of the earnings conference call will be available by telephone through May 17, 2012 at 1-877-344-7529 (domestic), or 1-412-317-0088 (international) using conference code 10014094.

About the Company:

American Realty Capital Properties, Inc. is a publicly-traded Maryland corporation listed on The NASDAQ Capital Market that intends to qualify as a real estate investment trust focused on owning and acquiring single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about the Company can be found on the Company’s website at www.americanrealtycapitalproperties.com.

Important Notice:

The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements ARCP makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the impact of current and future regulation; the impact of credit rating changes; the effects of competition; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; and other factors, many of which are beyond our control, including other factors included in our reports filed with the SEC, particularly in the “Risk Factors” section of ARCP’s Quarterly Report on Form 10-Q which will be filed with the SEC and Annual Report on Form 10-K, as filed with the SEC, as such Risk Factors may be updated from time to time in subsequent reports. ARCP does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	March 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$20,000	$18,489
Buildings, fixtures and improvements	113,383	107,340
Acquired intangible lease assets	12,118	11,044
Total real estate investments, at cost	145,501	136,873
Less: accumulated depreciation and amortization	(16,348)	(14,841)
Total real estate investments, net	129,153	122,032
Cash and cash equivalents	768	3,148
Prepaid expenses and other assets	2,196	1,798
Deferred costs, net	2,780	2,785
Assets held for sale, net	1,495	1,818
Total assets	$136,392	$131,581

LIABILITIES AND EQUITY
Mortgage notes payable	$30,260	$30,260
Senior secured revolving credit facility	49,599	42,407
Accounts payable and accrued expenses	741	858
Deferred rent	603	724
Total liabilities	81,203	74,249

Common stock, $0.01 par value, 240,000,000 shares authorized, 7,323,434 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	73	73
Additional paid-in capital	57,719	57,582
Accumulated deficit	(6,223)	(4,025)
Total stockholders’ equity	51,569	53,630
Non-controlling interest	3,620	3,702
Total equity	55,189	57,332
Total liabilities and equity	$136,392	$131,581

AMERICAN REALTY CAPITAL PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2012	2011
Revenues:
Rental income	$2,902	$—
Operating expense reimbursements	42	—
Total revenues	2,944	—

Operating expenses:
Acquisition and transaction related	342	—
Property operating	119	—
General and administrative	418	16
Depreciation and amortization	1,519	—
Total operating expenses	2,398	16
Operating income (loss)	546	(16)
Other expenses:
Interest expense	(854)	—
Loss from continuing operations	(308)	(16)
Net income from continuing operations attributable to non-controlling interest	—	—
Net loss from continuing operations attributable to stockholders	(308)	(16)

Discontinued operations:
Loss from operations of held for sale properties	(13)	—
Loss on held for sale properties	(323)	—
Loss from discontinued operations	(336)	—
Loss from discontinued operations attributable to non-controlling interest	14	—
Loss from discontinued operations attributable to stockholders	(322)	—

Net loss	(644)	(16)
Net loss attributable to non-controlling interest	14	—
Net loss attributable to stockholders	$(630)	$(16)
Comprehensive loss	$(630)	$(16)

Basic and diluted net loss per share from continuing operations attributable to stockholders	$(0.04)	N/M
Basic and diluted net loss per share attributable to stockholders	$(0.09)	N/M

AMERICAN REALTY CAPITAL PROPERTIES, INC.

Q1 2012 ACTUAL, ANNUALIZED PRO FORMA ADJUSTMENTS AND ANNUALIZED 2012 ESTIMATED OPERATING STATEMENTS

	Q1 2012 Actual (1)	Annualized Pro Forma Adjustments (2)	Annualized Pro Forma Earnings (1)
Revenues:
Rental income	$2,902	$3,409	$15,068
Operating expense reimbursement	42	—	168
Total revenues	2,944	3,409	15,236
Operating expenses:
Acquisition and transaction related	342	861	2,229
Property operating	119	—	476
Asset management fee to affiliate	—	488	488
General and administrative	418	—	1,500
Depreciation and amortization	1,519	2,760	8,836
Total operating expenses	2,398	4,110	13,530
Operating income	546	(701)	1,706
Other income (expense):
Interest expense	(854)	(831)	(4,271)
Net loss	(308)	(1,360)	(2,565)
Net income attributable to non-controlling interests (3)	—	101	153
Net income (loss) attributable to stockholders	(308)	(1,260)	(2,412)
Net income (loss) per share (4)	$(0.04)		$(0.31)
Funds from operations:
Add: Depreciation and amortization	1,457	2,558	8,386
Funds from operations	1,149	1,298	5,974
Funds from operations per share (4)	$0.16		$0.76
Adjusted funds from operations:
Add: Acquisition expenses	328	798	2,110
Add: Amortization of deferred financing costs	140	32	592
Less: Straight-line rent	(171)	(143)	(827)
Add: Non-cash compensation	137	—	548
Adjusted funds from operations	$1,583	1,985	$8,397
Adjusted funds from operations per share (4)	$0.22		$1.06

____________________

____________________

(1)	Annualized pro forma earnings generally equal Q1 2012 actual plus Q1 pro forma adjustments, annualized. However, in some cases the annualized pro forma amounts differ due to timing of recognition of certain periodic expenses.
(2)	Adjustments to reflect full year operations from Q1 2012 property acquisitions and acquisitions under contract, as previously described.
(3)	OP Units totaling 890,000 units are included in non-controlling interests.
(4)	Fully diluted shares outstanding consist of 7.3 million common shares and 580,000 convertible preferred shares.

Funds From Operations

We consider funds from operations (“FFO”) and adjusted FFO, as adjusted to exclude acquisition-related fees and expenses “(AFFO”), useful indicators of the performance of a real estate investment trust (“REIT”). Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), we believe they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with generally accepted accounting principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

Additionally, we believe that AFFO, by excluding acquisition-related fees and expenses, provides information consistent with management's analysis of the operating performance of the properties. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies, including exchange-traded and non-traded REITs.

As a result, we believe that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

FFO and AFFO are non-GAAP financial measures and do not represent net income as defined by GAAP. FFO and AFFO do not represent cash flows from operations as defined by GAAP, are not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as alternatives to net income, as determined in accordance with GAAP, for purposes of evaluating our operating performance. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts, or NAREIT, definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

The below table reflects the items deducted or added to net loss in the calculation of FFO and AFFO for the three months ended March 31, 2012:

Reconciliation from Net Loss, FFO per Share, AFFO and AFFO per Share

(In thousands, except for Share and Per Share data)

Three Months Ended March 31, 2012
Net loss attributable to stockholders	$(630)
Plus: Loss from discontinued operations, net of the portion attributable to noncontrolling interest holders	323
Plus: Depreciation and amortization, net of the portion attributable to noncontrolling interest holders	1,456
FFO attributable to common stockholders	1,149
Plus: Acquisition and transaction related expenses, net of the portion attributable to noncontrolling interest holders	328
Amortization of deferred financing costs	140
Straight-line rent	(171)
Plus: Non-cash equity compensation expense	137
AFFO attributable to common stockholders	$1,583
Weighted average shares outstanding	7,174,934
Weighted average shares outstanding – diluted (1)	7,633,434
FFO per share	$0.16
FFO per share – diluted (1)	$0.15
AFFO per share	$0.22
AFFO per share – diluted (1)	$0.21

___________

(1)	Includes the effect of restricted shares of common stock of 148,500 shares and 310,000 units of limited partner interests in the Company’s operating partnership which are convertible to common stock as if they were outstanding shares of common stock from the time they were issued unless the effect of the convertible securities was anti-dilutive.

###